    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 30, 2003
                                                     REGISTRATION NO. 333-

==============================================================================
                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                           ----------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                           ----------------------
                             SIBONEY CORPORATION
           (Exact name of registrant as specified in its charter)

                 MARYLAND                                  730629975
      (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                 Identification Number)

     325 N. KIRKWOOD ROAD, SUITE 300
            P.O. BOX 221029                                  63122
          ST. LOUIS, MISSOURI                              (Zip Code)
(Address of principal executive offices)

                           ----------------------

                             SIBONEY CORPORATION
                    1987 NON-QUALIFIED STOCK OPTION PLAN

                             TIMOTHY J. TEGELER
                           CHIEF EXECUTIVE OFFICER
                             SIBONEY CORPORATION
                       325 N. KIRKWOOD ROAD, SUITE 300
                               P.O. BOX 221029
                          ST. LOUIS, MISSOURI 63122
                   (Name and address of agent for service)
 Telephone number, including area code, of agent for service: (314) 822-3163

                           ----------------------
                                  Copy to:
                             THOMAS A. LITZ, ESQ
                             THOMPSON COBURN LLP
                             ONE U.S. BANK PLAZA
                          ST. LOUIS, MISSOURI 63101
                            PHONE: (314) 552-6000
                             FAX: (314) 552-7000

                                           CALCULATION OF REGISTRATION FEE
=================================================================================================================================
 Title of Securities to be    Amount to be      Proposed Maximum Offering        Proposed Maximum         Amount of Registration
         Registered            Registered           Price Per Share(1)      Aggregate Offering Price(1)             Fee
---------------------------------------------------------------------------------------------------------------------------------
Common stock, $0.10 par
  value...................  10,000,000 shares            $0.20                     $2,000,000                    $162.00
=================================================================================================================================

(1) Estimated solely for purposes of computing the Registration Fee pursuant to the provisions of Rule 457(h), based upon the average of the high and low sale prices of common stock, $0.10 par value, of the Registrant as reported on the Nasdaq OTC Bulletin Board on May 28, 2003.

==============================================================================

         The undersigned Registrant hereby files this Registration Statement on Form S-8 (this "Registration Statement") to register 10,000,000 shares of Siboney Corporation, a Maryland corporation (the "Company"), common stock, $0.10 par value (the "Common Stock"), for issuance to participants under the Siboney Corporation Amended and Restated 1987 Non-Qualified Stock Option Plan (the "Plan").

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
         -----------------------------------------------

         The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

         (i) The Company's Annual Report on Form 10-K for the year ended December 31, 2002;

         (ii)  The Company's Current Report on Form 8-K dated March 27,
               2003; and

         (iii) The description of the Company's Common Stock as contained in the Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing of such documents. Any statements contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document incorporated herein by reference modifies or supersedes such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         Where any document or part thereof is incorporated by reference in this Registration Statement, the Company will provide without charge to each person to whom a Prospectus with respect to the Plan is delivered, upon written or oral request of such person, a copy of any and all of the information incorporated by reference in this Registration Statement, excluding exhibits, unless such exhibits are specifically incorporated by reference.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         The following is a summary of Section 2-418 of the General and Business Corporation Law of the State of Maryland (the "GBCL").

         Subject to restrictions contained in the GBCL, a corporation may indemnify a director made a party to a proceeding by reason of that person's service in their capacity as a director of the corporation or by reason of that person's service at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against judgments, penalties, fines, settlements and reasonable expenses (including attorney's fees) actually incurred by the director in connection with the proceeding

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unless it is established that the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, or the director actually received an improper personal benefit in money, property or services, or, in the case of a criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Indemnification may not be made in respect of any proceeding in which the director is adjudged to be liable to the corporation and a corporation may not indemnify a director for a proceeding brought by that director against the corporation, except for a proceeding brought to enforce indemnification or if the charter or bylaws of the corporation expressly provide otherwise. No indemnification may be made in respect of any proceeding charging improper personal benefit to a director in which such director was adjudged to be liable on the basis that personal benefit was improperly received. A director who has been successful, on the merits or otherwise, in the defense of any proceeding covered by the indemnification statute shall be indemnified against reasonable expenses incurred by the director in connection with the proceeding. A court of appropriate jurisdiction may order indemnification in certain circumstances. Indemnification may be made by the corporation only after authorized for a specific proceeding after a determination has been made that indemnification is permissible in the circumstances. Such determination shall be made by the board of directors by a majority vote of the directors not a party to the proceeding, by special legal counsel or by the stockholders. Reasonable expenses incurred by a director who is a party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding upon receipt of certain written undertakings of the director. The indemnification and advancement of expenses covered by statute is not exclusive of any other rights to which a director may be entitled under the charter, bylaws, a resolution of stockholders or directors, an agreement or otherwise. In certain circumstances, a corporation must indemnify an officer of a corporation to the same extent as a director, and unless limited by the charter, an officer of the corporation may be indemnified to the same extent that directors are indemnified and a corporation may indemnify and advance expenses to an officer, employee or agent who is not a director to such further extent, consistent with law, as may be provided by its charter, bylaws, general or specific action of its board of directors, or contract.

         Consistent with the GBCL, Article VII, Section 8 of the Company's Bylaws requires that the Company indemnify such persons against all costs and legal or other expenses, including costs or amounts of settlement, reasonably incurred by or imposed upon them, or any of them, in connection with or resulting from any claim, action suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the Company. Such right of indemnification shall not apply, however, in relation to matters as to which any such person shall be finally adjudged in any action, suit or proceeding to be liable for negligence or misconduct in the performance of such person's duty as a director or officer, provided, however, that an entry of a judgment by consent as part of a settlement shall not be deemed a final adjudication of liability for negligence or misconduct in the performance of such person's duty. If any such claim, action, suit or proceeding is settled (whether by agreement, entry of judgment by consent, or otherwise), the determination in good faith by the board of directors of the Company that such claim, action, suit or proceeding did not arise out of negligence or misconduct in the performance of duty by the director or officer or former director or officer or person indemnified and that such director or officer or former director or officer or person would not be held liable for the claim, action, suit or proceeding in question, shall be necessary and sufficient to justify indemnification.

Item 8.  Exhibits.
         --------

         See Exhibit Index on page 7 hereof.

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


Item 9.  Undertakings.
         ------------

         (a) The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with
             respect to the plan of distribution previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on May 30, 2003.

                                       SIBONEY CORPORATION



                                       By  /s/ Timothy J. Tegeler
                                           -----------------------------------
                                           Timothy J. Tegeler
                                           Chief Executive Officer and Chief
                                            Financial Officer


                              POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Timothy J. Tegeler the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 with respect to the Siboney Corporation 1987 Non-Qualified Stock Option Plan, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done in ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                                TITLE                                  DATE
---------                                                -----                                  ----

/s/ Timothy J. Tegeler                      Chief Executive Officer, Chief                  May 30, 2003
---------------------------------           Financial Officer and Director
Timothy J. Tegeler
Principal Accounting Officer


/s/ Ernest R. Marx                              President and Director                      May 30, 2003
---------------------------------
Ernest R. Marx


/s/ Rebecca M. Braddock                       Vice President, Treasurer,                    May 30, 2003
---------------------------------               Secretary and Director
Rebecca M. Braddock


                                    -5-


SIGNATURE                                                TITLE                                  DATE
---------                                                -----                                  ----

/s/ Alan G. Johnson                                    Director                             May 30, 2003
---------------------------------
Alan G. Johnson


/s/ Lewis B. Shepley                                   Director                             May 30, 2003
---------------------------------
Lewis B. Shepley


/s/ William D. Edwards, Jr.                            Director                             May 30, 2003
---------------------------------
William D. Edwards, Jr.

                                        EXHIBIT INDEX
                                        -------------

  EXHIBIT NO.
  -----------

      4.1 Amended and Restated Articles of Incorporation of the Company, incorporated herein by reference to Exhibit 3(a) to the Company's Annual Report on Form 10-K for the year ended December 31, 1986.

      4.2 Articles of Amendment of Articles of Incorporation of the Company, incorporated herein by reference to Exhibit 4.2 to the Company's Form S-8 filed on September 19, 2002.

      4.3 By-Laws of the Company, incorporated herein by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the year ended December 31, 1986.

      4.4 Siboney Corporation Amended and Restated 1987 Non-Qualified Stock Option Plan is filed herewith.

      5.1 Opinion of Thompson Coburn LLP as to the legality of the securities being registered is filed herewith.

      23.1 Consent of Rubin, Brown, Gornstein & Co. LLP is filed herewith.

      23.2        Consent of Thompson Coburn LLP (included in Exhibit 5.1).

      24.1 Power of Attorney (included on signature page of the registration statement).


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